UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2009
 (Date of report; date of
 earliest event reported)

Commission file number: 0-51438

RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1770738 (I.R.S. Employer Identification No.)

One Meridian Crossings
 Minneapolis, Minnesota
 55423
 (Address of principal executive offices)
 (Zip Code)

(952) 857-8700
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In response to various questions that have come to GMAC LLC’s (“GMAC”) attention, GMAC reiterated in an announcement that Residential Capital, LLC (“ResCap”) is an important subsidiary of GMAC, and GMAC has made significant progress in reshaping ResCap to better align it with current market conditions.  GMAC stated that it believes that the support it has provided to ResCap to date was in the best interests of GMAC stakeholders.  It further stated that if ResCap were to need additional support, GMAC would provide that support so long as it was in the best interests of GMAC stakeholders. While there can be no assurances, GMAC's recently approved status as a regulated bank holding company has increased the importance of its support for ResCap.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC (Registrant)

Dated: January 8, 2009	/S/ James N. Young James N. Young Chief Financial Officer